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     Exhibit 10.26   Loan Agreement dated March 11. 1996 between Registrant and
                     First Union National Bank of Tennessee


                                 LOAN AGREEMENT

First Union National Bank of Tennessee
First Union Tower
150 4th Avenue North
Nashville, Tennessee 37219
(Hereinafter referred to as the "Bank")

Kyzen Corporation, a Utah Corporation
430 Harding Industrial Drive
Nashville, Tennessee 37211
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into as of March 11. 1996, by and between Bank and Borrower, a Corporation organized under the laws of Utah.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Line of Credit - in the principal amount of $500,000.00 which is evidenced by the promissory Note dated as of March 11, 1996 ("Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The loan proceeds are to be used by Borrower solely for providing working capital. Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note.

This Agreement applies to the loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term 'Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation at which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower- As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S,C. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: ACCURATE INFORMATION. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Bonower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power. have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantees and, if necessary, by making appropriate filings with any governmental agency Or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving Of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) On any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Bonower or any



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guarantor to any other creditor. ASSET OWNERSHIP. Borrower has goad and marketable title to all of the properties and assets reflected an the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Bonower in writing ("Permitted Liens"). To Bonower's knowledge. no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly flied, paid and/or discharged all taxes or other claims which may become a lien on any of its property Or assets. except to the extent that such items am being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the loan, ;will not be, insolvent within me meaning of 11 U.S.C. S 101(32). COMPLIANCE WITH LAWS. Borrower is in compliance In all respects with all federal. state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation. any federal Or State laws relating to liquor (including 18 U.S.C. 5 3617, et see.) or narcotics [including 21 U.S.C. S 841, et seq.) and/or any commercial crimes; alt applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), it applicable. ORGANIZATION AND AUTHORITY. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the scare of its organization, and has all powers, government licenses, authorizations, consents and approvals required to operate its business as now conducted. Each Corporate or limited liability company Borrower and any guarantor is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be. in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: BUSINESS CONTINUITY. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement ACCESS TO BOOKS & RECORDS. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents Of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. INSURANCE. Maintain adequate insurance coverage with respect to Its properties and business against loss Or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability) insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. NOTICE OF DEFAULT AND OTHER NOTICES.
(a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice oz lapse of time or both, may become a Default. written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. promptly notify Bank in writing of (i) any material adverse change in he financial condition or its business;
(ii) any default under any material agreement, contract or Other instrument to which it is a patty or by which any of its properties am bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Bonower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Bonower's structure. COMPLIANCE WITH OTHER AGREEMENTS. Comply with all terms and conditions Contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. PAYMENT OF DEBTS. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. REPORTS AND PROXIES. Deliver


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to Bank, promptly, a copy of an financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. OTHER FINANCIAL INFORMATION. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. NON-DEFAULT CERTIFICATE FROM BORROWER. Deliver to Bank. with the Financial Statements required herein, a certificate signed by Borrower, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" 'as specified in the Loan Documents nor any event which, upon the giving Of notice or lapse of time or both, would constitute such a Default, has occurred. ESTOPPEL CERTIFICATE. Furnish, within fifteen days after request: by Bank, a written statement duly acknowledged of the amount due under the loan and whether offsets Or defenses exist against the Obligations. Deposit Relationship-Maintain its primary depository account and cash management account with Bank..

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing. Borrower will not: DEFAULT AN OTHER CONTRACTS OR OBLIGATIONS. Default on any material contract with or obligation when due to a third party or default in the time of performance of any of any obligation to a third party incurred for money borrowed. JUDGEMENT ENTERED. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower that is not discharged or execution is not stayed within 30 days of entry. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Retire or otherwise acquire any of its capital stock. ENCUMBRANCES. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets. whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents;
(ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. INVESTMENTS. purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus.

FINANCIAL COVENANTS. Borrower, on a consolidated basis. agrees to the following Provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing; ANNUAL FINANCIAL STATEMENTS. Deliver to Bank, within ninety days after the close of each such annual period, audited financial statements reflecting its operations during such annual period, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules: all on consolidated and consolidating basis and in reasonable detail. prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval. QUARTERLY FINANCIAL STATEMENTS. Deliver to Bank within 45 days of the quarter end an executed copy of a 10-Q. The 10-Q shall include without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules. ACCOUNTS RECEIVABLE AGING LISTING. Borrower shall deliver to Bank a current updated accounts receivable aging listing before each draw request. DEBT SERVICE COVERAGE. Shall at the year-end 1996, have a Debt Service Coverage of not less than 1.20. "Debt Service Coverage" shall mean the sum of net profit, interest expense, income tax expense, depreciation expense and amortization divided by the sum of current maturities of long term debt, current maturities of capital leases and interest expense. LIMITATION ON DEBT. Borrower shall not, directly or indirectly, create, incur, assume or become liable for, contingently or otherwise any debt if, upon giving effect to such incurrence on a pro forms basis, the aggregate amount of debt incurred by Borrower, shall exceed $100,000.00 without Bank's prior written consent.

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BORROWING BASE. As to the Line of Credit Note in the principal amount of
$500,000.00, the following provisions shall apply: See also attached Exhibit
"A".

BORROWING LIMITATION. The maximum principal amount that Borrower may borrow shall be the lesser of the principal amount stated in the Line of Credit Note or the maximum principal amount allowed under this addendum (the "Maximum Principal Amount")

At all times, the amount of Qualified Accounts receivable shall: be greater than Three Hundred Thirty Four Thousand and 00/100 ($334,000.00) Dollars.

"Qualified Account" refers to an account receivable not more than ninety days from the date of the original invoice that arises in the ordinary course of Borrower's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such, goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; c) the account debtor is not insolvent: (d) the account debtor has its principal place of business in the United States: (e) the account debtor is not an affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (f) not more than thirty percent of the original invoices owing Borrower by the account debtor are more than ninety days from the date of the original invoice.

REQUIRED REPORTS. Borrower shall certify to Bank prior to each draw request, the amount of qualified Accounts as of the first day of each month, on forms required by Bank together with all detail and supporting documents requested by Bank. Bank may at any time and from time to time, during Bank's normal business hours, enter upon any business premises of Borrower and audit Borrower's accounts and inventory. Bank's determination of the amount of Qualified Accounts shall at all times be indisputable and deemed correct. The Borrower, at all times, shall cooperate with Bank without limitation by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

CONTINUING REPRESENTATIONS. Borrower warrants and represents as a continuing warranty, that so long as principal is outstanding under the Line of Credit Note, the outstanding principal balance shall not exceed the lesser of the Maximum Principal Amount or the amount stated in the Line of Credit Note ( the "Borrowing Limit"). Borrower agrees to pay any advances in excess of the Borrowing Limit immediately upon receipt by Borrower of written notice that the Borrowing Limit has been exceeded.

CONDITIONS PRECEDENT. The obligations of Bank to male the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower. as of the day and year first written above, has caused this Agreement to be executed under seal.

                           Kyzen Corporation, a Utah Corporation
                           Taxpayer Identification Number: 87-0475115

CORPORATE                  By: /s/ Benjamin D. Wolfley
SEAL                           -------------------------------------------
                               Benjamin D. Wolfley, Treasurer

                           First Union National Bank of Tennessee

                           By: /s/ Kathleen L. Nelson
                               -------------------------------------------
                                Kathleen L. Nelson, Vice President